SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2004

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

All information contained in Item 7.01 of this Form 8-K is hereby incorporated by reference.

ITEM 7.01. REGULATION FD DISCLOSURE.

The following information is being provided solely to comply with Regulation FD, since Charter Communications, Inc. ("Charter" or "the Company") expects to be providing this information at an investor conference later today.

Because the third quarter has only recently ended, the information contained herein is of necessity preliminary in nature. Investors should exercise caution in relying on the information contained herein and should not draw any inferences from this information regarding financial or operating data that is not expressly contained herein.

The customer and financial information is compared to third quarter 2003 results on a pro forma basis, adjusted for the impact of divesting systems in Port Orchard, Washington, on October 1, 2003, and various additional systems sold to Atlantic Broadband Finance, LLC, in March and April 2004, as if these dispositions had occurred on January 1, 2003. The divested systems served a total of approximately 253,000 analog video customers, 96,000 digital video customers and 51,000 high-speed data customers as of their respective dates of disposition. The unaudited pro forma information has been presented for comparative purposes and is not intended to provide any indication of what actual consolidated results of operations or customers would have been had these dispositions been completed as of the date assumed.

Third quarter 2004 net losses of analog video customers are expected to be 55,000 to 60,000 compared to a pro forma net gain of approximately 11,000 in the third quarter of 2003. Third quarter 2004 net gains of digital video customers are expected to be 35,000 to 40,000 compared to a pro forma net gain of approximately 58,500 in the third quarter of 2003. Third quarter 2004 net gains of high-speed data customers are expected to be 105,000 to 110,000 compared to a pro forma net gain of approximately 137,400 in the third quarter of 2003.

Charter expects third quarter 2004 revenue to increase approximately 7.5% compared to pro forma third quarter 2003, representing an increase of just over 3% on an actual as reported basis.

Third quarter 2004 adjusted EBITDA is expected to remain virtually flat compared to pro forma third quarter 2003, representing approximately a 3% to 5% decline from actual as reported 2003 third quarter adjusted EBITDA. Revenue growth was primarily offset by increased programming, customer care and service related expenditures, resulting in compression of the adjusted EBITDA margin. Adjusted EBITDA is a non-GAAP term. See the "Use of Non-GAAP Financial Metrics" section below.

On an annual basis, the 2004 pro forma revenue growth rate is expected to be greater than or equal to the as reported 2003 revenue growth rate of 6%. Pro forma 2004 adjusted EBITDA growth rate is not expected to exceed the actual as reported 2003 adjusted EBITDA growth rate of 7% as originally anticipated.

Information regarding certain financial performance measures not discussed herein, including net cash flows from operating activities, is not available on the date hereof because the third quarter has only recently ended and reliable estimates of certain items used in the calculations of such measures are not yet available.

Use of Non-GAAP Financial Metrics

The Company uses certain measures that are not defined by GAAP (Generally Accepted Accounting Principles) to evaluate various aspects of its business. Adjusted EBITDA is a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net cash flows from operating activities reported in accordance with GAAP. Adjusted EBITDA as defined by Charter may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA is defined as income from operations before special charges, non-cash depreciation and amortization, gain on sale of assets and option compensation expense. As such, it eliminates the significant level of non-cash depreciation and amortization expense that results from the capital intensive nature of our businesses and intangible assets recognized in business combinations as well as other non-cash or non-recurring items, and is unaffected by our capital structure or investment activities. Adjusted EBITDA is a liquidity measure used by Company management and the Board of Directors to measure our ability to fund operations and our financing obligations. For this reason, it is a significant component of Charter's annual incentive compensation program. However, a limitation of this measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing for the Company. Company management evaluates these costs through other financial measures.

The Company believes that adjusted EBITDA provides information useful to investors in assessing our ability to service our debt, fund operations, and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to leverage ratio calculation under the Company's credit facilities or notes outstanding to determine compliance with covenants contained in the facilities and notes (all such documents have been previously filed with the United States Securities and Exchange Commission).

Certain Definitions Relating to Customer Statistics

Terms used in this Item 7.01 shall have the following meanings:

"Customers" include all persons our corporate billing records show as receiving service (regardless of their payment status), except for complimentary accounts (such as our employees). Further, "customers" include persons receiving service under promotional programs that offered up to two months of service for free, some of whom had not requested to be disconnected, but had not become paying customers as of September 30, 2004. If such persons do not become paying customers, we do not believe this would have a material impact on our consolidated financial condition or consolidated results of operations. In addition, ''customers'' include persons whose accounts were over 90 days past due in payment. We have no reason to believe that the number of such customers has materially increased or decreased in the third quarter of 2004.

"Analog video customers" include all customers who receive video services, except for complimentary accounts (such as our employees).

Included within video customers are those in commercial and multi-dwelling structures, which are calculated on an equivalent bulk unit ("EBU'') basis. EBU is calculated for a system by dividing the bulk price charged to accounts in an area by the most prevalent price charged to non-bulk residential customers in that market for the comparable tier of service. The EBU method of estimating analog video customers is consistent with the methodology used in determining costs paid to programmers and has been consistently applied year over year. As we increase our effective analog prices to residential customers without a corresponding increase in the prices charged to commercial service or multi-dwelling customers, our EBU count will decline even if there is no real loss in commercial service or multi-dwelling customers.

"Digital video customers" include all households that have one or more digital set-top terminals.

A copy of the press release is being furnished with this report as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	Press release dated October 7, 2004. *

* furnished herewith

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this Report may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this Report are set forth in this Report and in other reports or documents that we file from time to time with the United States Securities and Exchange Commission and include, but are not limited to:

  our ability to pay or refinance debt as it becomes due, commencing in 2005;

  our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed data, telephony and other services and to maintain a stable customer base, particularly in the face of increasingly aggressive competition from other service providers;

  the availability of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources;

  any adverse consequences arising out of our restatement of our 2000, 2001 and 2002 financial statements;

  the results of the pending grand jury investigation by the United States Attorney's Office for the Eastern District of Missouri, and our ability to reach a final approved settlement with respect to the putative class action, the unconsolidated state action, and derivative shareholders litigation against us on the terms of the August 5, 2004 memoranda of understanding;

  our ability to comply with all covenants in our indentures and credit facilities, any violation of which would result in a violation of the applicable facility or indenture and could trigger a default of other obligations under cross-default provisions;

  our ability to obtain programming at reasonable prices or to pass cost increases on to our customers;

  general business conditions, economic uncertainty or slowdown; and

  the effects of governmental regulation, including but not limited to local franchise taxing authorities, on our business.

All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: October 7, 2004

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Controller
(Co-Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated October 7, 2004. *

* furnished herewith